Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-158108, 333-151335, 333-141989, 333-135147, 333-123820 and 333-114051 on Form S-8 of our report dated March 29, 2010, relating to the consolidated financial statements of Ultra Clean Holdings, Inc. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended January 1, 2010.

/s/ Deloitte & Touche LLP

San Jose, California

March 29, 2010